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                                           May 31, 2001


Simpson Thacher & Bartlett
425 Lexington Avenue
New York, NY 10017-3909

                  Re:      Cohen & Steers Total Return Realty Fund, Inc.
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Ladies and Gentlemen:

         We have acted as special Maryland counsel to Cohen & Steers Total Return Realty Fund, Inc., a Maryland corporation ("RFI"), in connection with an Agreement and Plan of Reorganization (the "Agreement"), dated as of March 30, 2001, between RFI and Cohen & Steers Realty Income Fund, Inc. ("RIF"), a Maryland corporation, pursuant to which RFI will acquire all of the assets and liabilities of RIF in exchange for shares of common stock, $.001 par value, of RFI (the "Shares"), and cash in lieu of any fractional RFI shares, which will then be distributed to the holders of RIF common stock, $.01 par value.

         We have examined: (i) the Registration Statement on Form N-14, File No. 333-56510 and 811-07154, filed by RFI under the Securities Act of 1933, as amended (the "Act") and the Investment Company Act of 1940, as amended, as it became effective under the Act (the "Registration Statement"), and the Registration Statement on Form N-14 filed by RFI pursuant to Rule 462(b) under the rules and regulations of the Securities and Exchange Commission under the Act (the "Rule 462(b) Registration Statement" and together with Registration Statement, the "Registration Statements"), (ii) RFI's Charter and Bylaws and
(iii) the Agreement. We have also examined and relied on a certificate of the Maryland State Department of Assessments and Taxation ("SDAT") to the effect that RFI is duly incorporated and existing under the laws of the State of Maryland and is in good standing and duly authorized to transact business in the State of Maryland. We have also reviewed Articles of Transfer between RFI and RIF as accepted for record by SDAT and effective as of 4:00 p.m. on the date hereof (the "Articles of Transfer").





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Simpson Thacher & Bartlett
May 31, 2001

Page 2


         We have also examined and relied on such other corporate records of RFI, including a certificate of an appropriate officer of RFI with respect to RFI Board and stockholder actions with respect to the Reorganization and certain other matters, and such other documents as we have deemed necessary to render the opinion expressed herein. We have assumed, without independent verification, the genuineness of all signatures on documents that we have reviewed, the authenticity of all documents submitted to us as originals, and the conformity with originals of all documents submitted to us as copies.

         We have also assumed that the terms of the Agreement are fair and reasonable to RFI.

         Based on the foregoing and subject to the qualifications set forth below, we are of the opinion that:

         1. RFI is a corporation duly organized, validly existing and in good standing under the laws of the State of Maryland.

         2. The Shares have been duly authorized and, when the Shares have been issued pursuant to the Agreement and the Articles of Transfer and in the manner described in the Registration Statements, the Shares will be validly issued, fully paid and nonassessable under the laws of the State of Maryland.

         This letter expresses our opinion with respect to the Maryland General Corporation Law governing such matters as due organization and the authorization and issuance of stock. It does not extend to the securities or "Blue Sky" laws of Maryland, to federal securities laws, or to other laws.





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Simpson Thacher & Bartlett
May 31, 2001

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         You may rely on this opinion in rendering your opinion to RFI that is to be filed as an exhibit to the Registration Statements. We consent to the filing of this opinion as an exhibit to the Registration Statements and to the reference to us in the Prospectus under the caption "Legal Matters." We do not thereby admit that we are "experts" within the meaning of the Securities Act of 1933 and the regulations thereunder. This opinion may not be relied on by any other person or for any other purpose without our prior written consent.

                                           Very truly yours,



                                           Venabler, Baetjer and Howard, LLP